Exhibit 10.17

COLMEI TECHNOLOGY INTERNATIONAL LIMITED

-AND-

BORQS HONG KONG LIMITED

MASTER MANUFACTURING AGREEMENT

This Manufacturing Agreement is made on this 6th of March, 2017 between COLMEI TECHNOLOGY INTERNATIONAL LIMITED (“Colmei”), a company incorporated under the Laws of Hong Kong, having its office at 2nd Floor, Wing Yee Commercial Building, 5 Wing Kut Street, Central, Hong Kong, and, BORQS HONG KONG LIMITED (“Vendor”), a company incorporated under the Laws of Hong Kong, having its main office at B, 21/F., Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong.

Whereas VENDOR is inter-alia in the business of, developing, manufacturing, marketing and distributing various Mobile Phone, Tablet & Data Module products, and related products.

Whereas COLMEI is a leading Telecom & IT Technology Company which has a large network of Channel partners/Dealers, besides having in house capability to do marketing research, marketing and distribution of telecom & IT products.

An understanding has been reached between COLMEI and Vendor for cooperation with each other in the area of manufacturing and supply and support of Telecom and consumer electronic devices.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. GENERAL TERMS & CONDITIONS.

1.1 COLMEI and VENDOR shall work together towards supply and distribution of telecom devices in worldwide. VENDOR shall manufacture these products on QOM basis for supply in various markets.

1.2 This Agreement sets forth the terms that apply to any Purchase Order that COLMEI may issue to VENDOR for Deliverables. Each Purchase Order will be governed by the terms and conditions of this Agreement.

1.3 VENDOR shall ensure that all products are strongly and adequately packed for protecting the consignment to avoid damage in the transit to destination under normal handling. The packing shall withstand air / rail/ road transport hazards under normal condition as per standards and guidelines provided by COLMEI to Vendor for labeling and packaging.

1.4 Technical Compliance. The product supplied under this agreement shall meet the specifications and features as mentioned in the technical specifications compliance sheet given by COLMEI from time to time. “The Vendor represents that the Products supplied under this agreement do not infringe in any manner, Intellectual Property (IP), which may subsist in mobile nucleus system, ZI input solution, WAP, Java, product ID or otherwise; and wherever applicable the relevant licenses have been obtained which are valid and shall continue to be so during the term of the agreement and due care has been taken to comply with the license terms, if any.

1.5 Training. VENDOR shall provide sufficient training to the employees of COLMEI. The training shall be imparted with a vision that the COLMEI employees understand the product very well. Proper training notes and training material for the same to be provided by VENDOR. Vendor shall also include any necessary documentation, and related materials such as presentations, audio-visual material necessary to explain the products listed in the Purchase Order.

1.6 VENDOR shall not reverse, de-compile, dis-assemble, modify, adapt, translate or use for derivative works in any manufacturing process & Product that may be provided by COLMEI to it for its use.

2. PURCHASE ORDERS.

2.1 Process: Vendor shall from time to time provide COLMEI with different models at different prices and within a range of Bill of Materials (BoM). COLMEI shall provide the Vendor with its comments regarding the models provided and may at its discretion, issue a Purchase Order. The Vendor shall confirm the Purchase Order by providing a most likely schedule of (a) mass production; and (b) likely shipment schedule for the Purchase Order.

2.2 COLMEI at the beginning of each month will deliver a written Purchase Order to the Vendor. While a sample Purchase Order is given as Annex 1 to this Manufacturing Agreement, a Purchase Order will have the following commercial terms:

2.2.1 Date of the Purchase Order

2.2.2 Model of Mobile Phone / Tablet / Data Module / Consumer Electronics product being bought

2.2.3 Model Description

2.2.4 Quantities of the Model being bought

2.2.5 Credit Period / Payment terms governing the purchases under the Purchase Order

2.2.6 Delivery Performance. Unless otherwise specified in the applicable Purchase Order or as otherwise agreed by COLMEI in writing in advance, Vendor shall deliver Product compliant to the specified purchase order (including part numbers and quantities) to the COLMEI Forwarder Dock location specified in the Purchase Order no earlier than two (2) days prior to the delivery date specified by the applicable Purchase Order and no later than such specified delivery date. Vendor will inform COLMEI promptly after becoming aware of any issue that may affect Vendor’s ability to deliver Products in accordance with the delivery date or any other requirement of the Purchase Orders. In the event Vendor is unable to meet the required delivery date and a mode of expedited shipping is required in order for COLMEI to meet its marketing and delivery requirements.

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3. ITEM DESCRIPTION.

3.1 All VENDOR Model will be supplied under this contract. Technical specifications and feature will be provided from time to time for different handset projects decided mutually.

4. PRICES AND PAYMENT.

4.1 Prices shall be discussed from time to time based on different models. Prices shall be in United States Dollars (USD).

4.2 No escalation of unit price shall be allowed for whatever reason during the validity of this contract unless COLMEI approves / makes specification changes. COLMEI shall make best efforts to review the contract prices in view of the competitive landscape and affordability for various markets under COLMEI’s discretion.

5. TERM AND TERMINATION.

5.1 This Agreement shall become effective upon its execution and shall be in force and effect for a 1 year period from the date of execution of the agreement, unless sooner terminated as provided below (the “Initial Term”). Thereafter, this Agreement shall be renewed automatically for periods of one (1) year each (each period, a “Renewal Term”), unless either party has given the other party written notice of termination, at least ninety (90) days prior to the end of the Initial Term or the applicable Renewal Term.

5.2 Termination for a cause. Without derogating from any of the parties’ remedies available under applicable law, each party may terminate this Agreement immediately upon giving written notice to the other party, in any of the following events: (i) if one party breaches this Agreement and fails to remedy such breach within twenty one (21) days of receipt of a written notice from the other party; (ii) if a liquidator or any official receiver or a trustee has been appointed to the other party’s assets and such appointment is not cancelled within sixty (60) days thereafter; or (iii) if a substantial change occurs in the nature, ownership or control of either party’s business, whether voluntary or by operation of law.

6. NON-COMPETITION/EXCLUSIVITY.

6.1 In the event that this Agreement shall be terminated: (i) by COLMEI or (ii) by VENDOR - as a result of VENDOR’s breach, VENDOR shall not, during a period of twelve (12) months after the termination of this Agreement, offer, sell, license, promote or advertise, whether directly or indirectly, any products similar to or competitive with the Products, to clients in the Territory which purchased or were offered to purchase Products during the term of this Agreement.

6.2 VENDOR undertakes that it will not replicate or produce a variant of any product manufactured for COLMEI in any form whatsoever and supply to anyone else except COLMEI. Any concept provided by COLMEI shall be kept confidential and VENDOR will not be allowed to sell products using that same concept which is been given by COLMEI.

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7. FORCE MAJEURE.

7.1 In the event of Force Majeure, as herein defined, each party will immediately give notice to the other. In such event, any breach arising therefore, shall not prejudice the rights of such party. The term “Force Majeure”, for the purpose of this Agreement, shall include expropriation and confiscation of property, orders of any government or authority, acts of terror or war (whether declared or not), rebellion or sabotage, fire, floods, earthquake or other acts of nature, strikes and labor disputes in general and in ports in particular.

8. INTELLECTUAL PROPERTY RIGHTS.

8.1 Nothing herein shall confer any proprietary rights on VENDOR, and title in or to the Intellectual Property pertaining to the Products or other rights related to the Product or any Component thereof, including but not limited to, all copyright, patent and trade secret rights shall remain in and with COLMEI. VENDOR shall promptly notify COLMEI of any infringement or alleged infringement of any of COLMEI’s Intellectual Property Rights by any third party of which it becomes aware, and shall assist COLMEI in protecting its rights in connection therewith.

8.1.1 VENDOR confirm that they do not infringe copyright or any other intellectual property right of any entity in respect aforesaid telecom products or any other phone launched in future. VENDOR further confirms that they would indemnify COLMEI in case of any loss or damages suffered by COLMEI on account of any third party action or claim with respect to the telecom products referred above.

8.1.2 The Vendor undertakes that all IP issues in relation to the telecom Products shall be the responsibility of the Vendor. COLMEI agrees to refer all and any notices/ claims etc. received by it alleging any type of infringement to IP of any third party due to use / sale of the Products, for onward action. The Vendor agrees that COLMEI in no event, shall be held responsible or liable for any IP issues or claims in any manner whatsoever. In any case, the Vendor hereby indemnifies COLMEI from all and any action, claim, demand, damages, costs and expenses (including Attorney fees) subsisting or arising under or in connection with the alleged infringement of the IP rights of any other party due to use /sale of the Products.

9. MISCELLANEOUS.

9.1 No Agency. VENDOR is an independent contractor, and is not an agent or legal representative of COLMEI. VENDOR has no right or authority to assume, impose on or create any obligation or liability of any kind whatsoever on behalf of COLMEI, including, without limitation, sign any commercial paper, contract, undertaking or other instruments or incur any debt on COLMEI’s behalf.

9.2 No Lien. It is specifically agreed that VENDOR shall not have any lien or any other similar right upon any materials, equipment or documents that are provided by COLMEI to VENDOR for the purposes of this Agreement including without limitation, documentation containing Intellectual Property Rights, and VENDOR hereby expressly waives any claim or demand to that effect.

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9.3 No Assignment. VENDOR shall not assign any of its rights or obligations under this Agreement without COLMEI’s prior written consent. Any assignment for which consent was not obtained will be void.

9.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to its subject matter, and supersedes and cancels all prior agreements to the subject hereof, if any, between the parties. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party.

9.5 Exhibits, Headings. The Exhibits to this Agreement constitute an integral part hereof. Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.

9.6 Notices. All notices shall be in writing and deemed given and received when delivered in person, by telefax, or by commercial air courier service. Notices shall be addressed to each party at its address set forth above, or such other address as the recipient may have specified by earlier notice to the sender.

10. CONFIDENTIALITY.

10.1 Confidential Information will not include information that VENDOR can prove by documentary evidence that: (i) is or becomes generally known or available by publication, or otherwise through no fault of VENDOR (ii) is independently developed by VENDOR without access to or use of the Confidential Information; or (iii) is lawfully obtained with no obligation of confidentiality from a third party who has the right to make such disclosure.

10.2 VENDOR agrees to hold the Confidential Information in strict confidence and not to make any use of it, except as specifically authorized under this Agreement. VENDOR further agrees not to disclose the Confidential Information, except as expressly permitted in this Agreement, to anyone other than its employees and Authorized Contractors with a bona fide need to know, which employees and Authorized Contractors shall be subject to confidentiality undertakings with respect to the Confidential Information of equal force as set forth herein, provided, however, that VENDOR shall remain fully responsible and liable for damages caused to COLMEI by any breach of the confidentiality obligations under this Agreement by any of such employees or Authorized Contractors. Additionally, VENDOR agrees to use at least that degree of care, which it uses to protect its own information of a similar proprietary nature, but in no event less than reasonable protection.

10.3 VENDOR acknowledges that the unauthorized disclosure of the Confidential Information could cause irreparable harm and significant injury to COLMEI, which may be difficult to ascertain. Accordingly, VENDOR shall indemnify COLMEI against any losses arising due to such unauthorized disclosure. Furthermore, VENDOR agrees that COLMEI shall have the right to obtain an immediate injunction, without bond, enjoining any such unauthorized disclosure.

10.4 The confidentiality undertakings under this Section shall survive the termination, expiration or cancellation of this Agreement for any reason whatsoever and shall remain in full force and effect as long as COLMEI considers and treats its Confidential Information as proprietary and confidential.

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11. IMEI / DUPLICATE IMEI CONTROLS.

11.1 VENDOR will separately provide to MIL the usage of International Mobile Equipment Identification (IMEI) numbers for COLMEI products including the Type Allocation Code (TAC) Identification (ID) and serial numbers. Vendor undertakes not to sell or use COLMEI IMEI series numbers to any other third party. Non-compliance of IMEI Control Policy is a cause for termination of this Agreement. Vendor shall ensure that IMEI series will not be duplicated for any part or complete shipment. In case, COLMEI receives a shipment or part thereof under any purchase order from the Vendor with duplicate IMEI, then Vendor shall be liable to penalties as reasonably imposed by COLMEI.

12. VENDOR MANUFACTURING PROCESS CONTROLS AND VENDOR QUALITY AUDITS.

12.1 Quality Assurance.

12.1.1 Quality Assurance Requirements. Vendor will maintain quality assurance systems for the control of material quality, processing, assembly, testing, packaging and shipping in accordance with leading industry practices. Vendor confirms that all facilities in which COLMEI’s Products are manufactured under the terms hereof are and shall remain ISO 9001:2008 (or the most current successor standard) registered and compliant and that all facilities owned or leased by Vendor in which Customer’s Products are manufactured are ISO 14001:2004 (or the most current successor standard) registered and compliant. The workmanship standard to be used in manufacturing the Products is and shall remain IPC A-610 E or equivalent as published by the Institute for Interconnecting and Packaging Electronic Circuits (or the most current successor standard). In addition Vendor confirms that it is and shall remain TL 9000 (or the most current successor standard) certified. In the event COLMEI requires Vendor to obtain other industry standard certifications or registrations, Vendor agrees to use commercially reasonable efforts to obtain such registrations.

12.1.2 Change Control. The Vendor shall have a documented and effective change control system in place and is required to provide advanced notification to the COLMEI of any significant changes to the process, specifications and analytical methods (Product, intermediates and raw materials), storage, labelling and primary packaging, and equipment, which may have an impact on the quality of the PRODUCT, and/or on any regulatory applications related to the PRODUCT, if possible at least 30 days in advance, to allow COLMEI to assess the impact of the change upon the PRODUCT supplied or its use by COLMEI.

12.1.3 Service Standard. Vendor will perform the services under this Agreement using careful, efficient, and qualified workers, and in a professional and workmanlike manner in accordance with the requirements of this Agreement including the applicable Purchase Order.

12.1.4 Other Certifications/ standards. In the event the manufacturing process used by Vendor is included as part of any regulatory or industry approvals, which are not industry standard certifications, Vendor shall use best efforts to ensure its processes comply with such requirements and Vendor will thereafter assume the costs of maintaining such certifications.

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12.1.5 Audits and Inspections. COLMEI and its auditors/inspectors may during normal business hours, in agreement with the Vendor (unless misconduct is suspected in which case, no prior intimation to Vendor would be required) audit the Vendor and, review the Vendor’s facilities, manufacturing processes and quality and environmental management system control procedures and associated documentation as reasonably necessary for the COLMEI and its auditors/inspectors to satisfy themselves as to the Vendor’s compliance with its relevant obligations under this Agreement. Without limiting the foregoing, COLMEI may perform quality and environmental management system audits of Vendor’s production lines for the Products and such production lines of Vendor’s subcontractors, upon five (5) days written notice to Vendor. The purpose of such audits will be to assess Vendor’s quality management and environmental management systems, as well as ensuring that Vendor’s manufacturing processes are capable of consistently providing the Products in accordance with Vendor’s warranties and obligations as set forth in this Agreement. If any deficiencies, including process defects, which may materially adversely effect Vendor’s performance of its applicable obligations as set forth in this Agreement are identified by any such auditor or inspector, the parties will confer about such deficiencies and defects and a plan will be generated and agreed upon pursuant to which Vendor shall promptly correct any such deficiencies at Vendor’s cost.

12.1.6 Deviations. VENDOR will notify COLMEI promptly in the event of any critical deviation(s) that can potentially affect the integrity of the product(s). Any advice by COLMEI on the handling of the deviation or the affected material (e.g., on root cause analysis or corrective actions) shall be given promptly so that further production is not unreasonably hindered.

12.1.7 No third party installation of applications and software on devices without prior written of COLMEI. Vendor agrees not to install or bundle any additional software without prior written approval from COLMEI. Vendor specifies that no adware, spyware, malware or other types of shareware or freeware has been installed on a device.

13. INDEMNIFICATION; LIABILITY LIMITATION.

13.1 Indemnification by Vendor. Vendor agrees to defend, indemnify and hold harmless, COLMEI and its affiliates and their directors, officers, employees, and agents (each, a “COLMEI Indemnitee”) from and against all claims, actions, losses, expenses, damages or other liabilities, including reasonable attorneys’ fees (collectively, “Damages”) incurred by or assessed against any of the foregoing, but solely to the extent the same arise out of third-party claims relating to:

(a) any actual or threatened injury or damage to any person or property caused, or alleged to be caused, by a Product sold by Vendor to COLMEI hereunder, but solely to the extent such injury or damage has been caused by negligence or willful misconduct of Vendor or a breach by Vendor of this Agreement or the applicable Purchase Order where such injury or damage is a reasonably foreseeable consequence of such breach;

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(b) any infringement of the intellectual property rights of any third party but solely to the extent that such infringement is caused by a process that Vendor uses to manufacture, assemble and/or test the Products or by Vendor Supplied Materials; provided that, Vendor shall not have any obligation to indemnify COLMEI, if such claim would not have arisen but for Vendor’s manufacture, assembly or test of the Product in accordance with the specific instructions provided by COLMEI but not the method selected by Vendor to carry out such instructions; or

(c) non-compliance with any Environmental Regulations but solely to the extent that such non-compliance is caused by or in connection with a process that Vendor uses to manufacture the Products or by Production Materials or Vendor Supplied Materials; provided that, Vendor shall not have any obligation to indemnify COLMEI if such claim would not have arisen but for COLMEI’s manufacture, assembly or test of the Product in accordance with the Specifications or specific instructions provided by COLMEI but not the method selected by Vendor to meet such Specifications or carry out such instructions.

13.2 Indemnification by COLMEI. COLMEI agrees to defend, indemnify and hold harmless, Vendor and its affiliates, and all directors, officers, employees and agents (each, a “Vendor Indemnitee”) from and against all Damages incurred by or assessed against any of the foregoing but solely to the extent the same arise out of, are in connection with, are caused by or are related to third-party claims relating to:

(a) any failure of any Product (excluding Vendor Supplied Materials, Vendor Controlled Materials or Production Materials, contained therein) sold by Vendor hereunder to comply with any safety standards and/or Environmental Regulations to the extent that such failure has not been caused by a Vendor Indemnitee’s negligence, willful misconduct or breach of this Agreement including mistaken purchase of non-compliant Materials

(b) any actual or threatened injury or damage to any person or property caused, or alleged to be caused, by a Product, except to the extent such injury or damage is the responsibility of Vendor’s pursuant to Section 13.1(a) above; or

(c) any infringement of the intellectual property rights of any third party by any Product except to the extent such infringement is (i) the responsibility of Vendor pursuant to Section 13.1(b) above or (ii) caused by Vendor Supplied Materials, Vendor Controlled Materials or Production Materials unless, in the case of Vendor Controlled Materials, the infringement claim results from the application of Vendor Controlled Materials in a manner that was not intended or reasonably foreseeable by the vendor of such Vendor Controlled Materials.

13.3 Procedures for Indemnification. With respect to any third-party claims, either party shall give the other party prompt notice of any third-party claim and cooperate with the indemnifying party at its expense. The indemnifying party shall assume the defense (at its own expense) of any such claim through counsel of its own choosing by so notifying the party seeking indemnification within thirty (30) calendar days of the first receipt of such notice. The party seeking indemnification shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall not, without the prior written consent of the indemnified party, agree to the settlement, compromise or discharge of such third-party claim.

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13.4 Limitation of Liability. EXCEPT WITH REGARD TO A BREACH OF SECTIONS 13.1 (INDEMNIFICATION BY VENDOR), 13.2 (INDEMNIFICATION BY COLMEI) AND THE CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY “CAPPED” DAMAGES (INCLUDING INTERNAL COVER DAMAGES WHICH THE PARTIES AGREE MAY NOT BE CONSIDERED “DIRECT” DAMAGES AND EXCEPT FOR ANY SUCH COVER DAMAGES WHICH MAY BE AWARDED WITH RESPECT TO AFFECTED PURCHASE ORDERS OR FOR PURCHASES MADE BY COLMEI FOR A PERIOD OF SIX (6) MONTHS AFTER AN EFFECTIVE TERMINATION OF THIS AGREEMENT BY COLMEI. ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

14.  GOVERNING LAW AND JURISDICTION. This Agreement shall be governed and construed in all respects in accordance with the domestic laws and regulations of HONG KONG, without regard to its conflicts of laws provisions. The parties acknowledge and confirm that they have selected the laws of Hong Kong as the governing law for this Agreement. The parties further acknowledge and confirm that the selection of the governing law is a material term of this Agreement. The Parties shall submit all disputes, which arise under this Agreement to courts located in HONG KONG for resolution. Notwithstanding any other provision in this Agreement.

15. MISCELLANEOUS.

15.1 Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. If any provision of this Agreement is held invalid or unenforceable for any reason: (i) such invalidity shall not affect the validity of the remaining provisions of this Agreement, (ii) the invalid provision shall be enforced to the maximum extent permitted by law, and (iii) the parties hereto consent and agree that the scope of such provision may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

15.2 Amendments; Waiver. This Agreement may be amended only by written consent of both parties. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will not be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

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15.3 Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

15.4 Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, Materials unavailability or any other cause beyond the reasonable control of the party invoking this section (collectively, a “Force Majeure”), and if such party shall have used its commercially reasonable efforts to avoid and to mitigate its effects (including, in the case of Vendor performing its responsibilities in respect of business continuity and disaster recovery), such party shall have given prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

15.5 Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, either party may, upon written notice to the other party, assign some or all of its rights and obligations under this Agreement to an affiliated entity.

15.6 Notices. All notices required or permitted under this Agreement will be in writing and will be deemed received (a) when delivered personally; (b) when sent by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, acknowledgment receipt requested, postage prepaid; or (d) one (1) day after deposit with a commercial overnight carrier. All communications will be sent to the addresses set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this section. Notwithstanding the foregoing, purchase orders, sales acknowledgments, forecasts, and other day-to-day communications may be sent by EDI, e-mail or facsimile in a manner to be mutually determined by the parties.

15.7 Controlling Language. This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English.

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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE THIS AGREEMENT SIGNED BY THEIR RESPECTIVE AUTHORIZED SIGNATORIES.

BORQS HONG KONG LIMITED

Signature:
Name:
Title:

COLMEI TECHNOLOGY INTERATIONAL LIMITED

Signature:
Name:
Title:

[Signature Page to Master Manufacturing Agreement]